UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2004

FOUNDATION CAPITAL RESOURCES, INC.
(Exact Name of Registrant as
Specified in its Charter)

Georgia (State or Other Jurisdiction of Incorporation)	333-105923 (Commission File Number)	58-2557344 (IRS Employer Identification No.)

1430 Leila Drive Jackson, Mississippi (Address of Principal Executive Offices)	39216 (Zip Code)

Registrant's telephone number, including area code:  (601) 321-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.

          During the third quarter of 2004 and through October 29, 2004, Foundation Capital Resources, Inc. ("Foundation Capital") Common Stock was issued as follows:

Date	Number of Shares	Amount
July 16, 2004	300,000.0	$ 3,000,000
August 4, 2004	320,000.0	3,200,000
September 30, 2004	434,506.4	4,345,064
October 15, 2004	13,000.0	130,000
October 25, 2004	652,600.0	6,526,000
Total	1,720,106.4	$ 17,201,064

Of these shares of Foundation Capital Common Stock, a total of 434,506.4 shares were issued pursuant to the reinvestment of $4,345,064 of dividends by existing shareholders through Foundation Capital's Dividend Reinvestment Plan. Foundation Capital did not pay any underwriting discounts or commissions in connection with the issuance of these shares. All shares were purchased by existing shareholders and were made in reliance on the exemption from registration provided for by Section 4(2) of the Securities Act of 1933.

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 29, 2004	FOUNDATION CAPITAL RESOURCES, INC. (Registrant)

	By	/s/ Bobby D. Ray
Bobby D. Ray, Chief Financial Officer (Principal financial and accounting officer and duly authorized signatory for the registrant)